                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                      __________________________________

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                               AMENDMENT NO. 1

            Date of Report                        January 5, 1995
      (Date of earliest event reported)



                                MICROCOM, INC.
            (Exact name of Registrant as specified in its charter)


                                MASSACHUSETTS
                (State or other jurisdiction of incorporation)



                 0-14805                            04-2710644
               -----------                        --------------
       (Commission File Number)          (IRS Employer Identification Number)



                 500 River Ridge Dr., Norwood, Massachusetts
                   (Address of principal executive offices)

                                  02062-5028
                                   (Zip code)

                                (617) 551-1000
                       (Registrant's telephone number)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) The following Financial Statements of Extension Technology Corp. are filed as part of this report.

            (1)  Report of Independent Public Accountants

            (2)  Balance Sheets as of September 30, 1994 and 1993

            (3) Statements of Operations for the three years ended September 30, 1994 and for the period from inception (November 9, 1990) to September 30, 1994.

            (4) Statements of Stockholders' Deficit for the years ended September 30, 1994 and for the period from inception (November 9, 1990) to September 30, 1994.

            (5) Statement of Cash Flows for the years ended September 30, 1994 and for the period from inception (November 9, 1990) to September 30, 1994.

            (6)  Notes to Financial Statements.


      (b) The following pro forma combined condensed financial information of Microcom, Inc. and Extension Technology Corp. are filed as part of this report.

            (1) Pro forma Condensed Balance Sheet as of September 30, 1994 and notes thereto.

            (2) Pro forma Condensed Statement of Operations for the six months ended September 30, 1994 and notes thereto.

            (3) Pro forma Condensed Statement of Operations for the year ended March 31, 1994 and notes thereto.

*     (c)   Merger Agreement and Plan of Reorganization, dated as of December
            21, 1994, by and among Microcom, Inc., Extension Acquisition Corp., and Extension Technology Corporation.

*  Filed with the Company's Form 8-K dated and filed on January 19, 1995.

            Schedules and Exhibits to Merger Agreement and Plan of
            Reorganization:

            Schedule 3.1 (c) - Outstanding Stock Options

            Schedule 3.3 (c)   -  Form of Investors Representation Letter
            Schedule 4.2 (b)   -  Capitalization
            Schedule 4.4 (b)   -  Non-Contravention; Approvals
            Schedule 4.6       -  Undisclosed Liabilities
            Schedule 4.7       -  Changes
            Schedule 4.8       -  Litigation
            Schedule 4.9       -  Violations of Law
            Schedule 4.11(a)   -  Taxes
            Schedule 4.12(a)   -  Employee Benefit Plans
            Schedule 4.13(a)   -  Certain Agreements
            Schedule 4.13(b)   -  Indebtedness
            Schedule 4.16(a)   -  Contracts
            Schedule 4.18      -  Top 10 Accounts
            Schedule 4.21      -  Strategem Agreement
            Schedule 4.22      -  Insurance
            Schedule 6.1 (a)   -  Modifications to Employment Agreements
            Schedule 8.1 (c)   -  Form of Registration Rights Agreement
            Schedule 8.1 (e)   -  Management Bonuses
            Schedule 8.2 (f)   -  Form of Confidentiality, Non-Compete and Employment
                                  Agreements



The Company will furnish a copy of these schedules and exhibits supplementally to the Commission upon request.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MICROCOM, INC.
                                                  -------------


Date:  March 20, 1995                   By:   /s/  Roland D. Pampel
                                           -----------------------------
                                           Roland D. Pampel, President,
                                       Chief Executive Officer and Director


Date:  March 20, 1995                   By:    /s/  Peter J. Minihane
                                           -----------------------------
                                           Peter J. Minihane, Executive
                                              Vice-President and Chief
                                                 Financial Officer

                       [Arthur Andersen LLP letterhead]








                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                             FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1994 AND 1993
             AND FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 1990)
                            TO SEPTEMBER 30, 1994
                        TOGETHER WITH AUDITORS' REPORT

                       [Arthur Andersen LLP letterhead]




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Extension Technology Corporation:

We have audited the accompanying balance sheet of Extension Technology Corporation (a Delaware corporation in the development stage) as of September 30, 1994, and the related statements of operations, stockholders' deficit and cash flows for the year then ended and the related statements of operations and cash flows for the period from inception (November 9, 1990) to September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Extension Technology Corporation for the period from inception to September 30, 1993. Such statements are included as of September 30, 1993, for the years ended September 30, 1993 and 1992, and in the cumulative inception to September 30, 1994 totals of the statements of operations and cash flows and reflect total revenues and net loss of 58% and 44%, respectively, of the related cumulative totals. Those statements were audited by other auditors whose report, dated October 29, 1993 (except for Note 5 of those statements, as to which the date was November 2, 1993), on those statements included an explanatory paragraph that described the going concern uncertainty discussed in
Note 1 to the financial statements, has been furnished to us and our opinion, insofar as it relates to amounts for the period from inception to September 30, 1993, included in the cumulative totals, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Extension Technology Corporation as of September 30, 1994, and the results of its operations and its cash flows for the year then ended and for the period from inception to September 30, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development-stage enterprise, has suffered recurring losses from operations, has a net capital deficiency and has entered into a tentative agreement to sell all of the Company's assets which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Boston, Massachusetts                   /s/Arthur Andersen LLP
December 19, 1994                       ----------------------

                        EXTENSION TECHNOLOGY CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)

               BALANCE SHEETS--AS OF SEPTEMBER 30, 1994 AND 1993

                                    ASSETS

                                                                                         1994             1993
 CURRENT ASSETS:
   Cash and cash equivalents                                                      $      357,597   $      470,635
   Accounts receivable, net of allowance for doubtful accounts of
      approximately $7,700 and $28,900 in 1994 and 1993, respectively                     25,577           89,079
   Inventories                                                                                 -          135,948
   Prepaid expenses                                                                        6,040            5,134
                                                                                  --------------   --------------
              Total current assets                                                       389,214          700,796
                                                                                  --------------   --------------
 PROPERTY AND EQUIPMENT, NET:
   Computer equipment                                                                     90,685          233,950
   Purchased software                                                                     23,294           39,512
   Furniture and fixtures                                                                 23,255           32,796
   Office equipment                                                                       10,714           17,722
                                                                                  --------------   --------------
                                                                                         147,948          323,980
   Less--Accumulated depreciation                                                         66,749          140,401
                                                                                  --------------   --------------
                                                                                          81,199          183,579
                                                                                  --------------   --------------
 OTHER ASSETS, NET                                                                        45,413           34,017
                                                                                  --------------   --------------
              Total assets                                                        $      515,826   $      918,392
                                                                                  ==============   ==============
                                       LIABILITIES AND STOCKHOLDERS' DEFICIT
 CURRENT LIABILITIES:
   Accounts payable                                                               $       44,369   $       12,812
   Accrued expenses                                                                      214,692           76,342
                                                                                  --------------   --------------
              Total current liabilities                                                  259,061           89,154
                                                                                  --------------   --------------
 COMMITMENTS AND CONTINGENCIES (Note 6)
 SERIES B REDEEMABLE PREFERRED STOCK:
   $.01 par value-
      Authorized--2,608,413 shares
      Issued and outstanding--2,514,471 and 1,412,616 shares in 1994 and 1993,
        respectively (at liquidation value)                                            3,143,088        1,752,628
 COMMON AND CONVERTIBLE PREFERRED STOCKHOLDERS' DEFICIT:
   Series A convertible preferred stock, $.01 par value-
      Authorized--600,000 shares
      Issued and outstanding--585,000 shares (liquidation value of $585,000)               5,850            5,850
   Common stock, $.01 par value-
      Authorized--5,521,896 shares
      Issued and outstanding--3,355,308 and 2,365,934 shares in 1994 and 1993,
        respectively                                                                      33,553           23,659
   Additional paid-in capital                                                            953,910          766,207
   Deficit accumulated during the development stage                                   (3,879,636)      (1,719,106)
                                                                                  --------------   --------------
              Total common and convertible preferred stockholders' deficit            (2,886,323)        (923,390)
                                                                                  --------------   --------------
              Total liabilities and stockholders' deficit                         $      515,826   $      918,392
                                                                                  ==============   ==============

   The accompanying notes are an integral part of these financial statements.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF OPERATIONS
                 FOR THE THREE YEARS ENDED SEPTEMBER 30, 1994
             AND FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 1990)
                            TO SEPTEMBER 30, 1994



                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                                     (NOVEMBER 9,
                                                                                                       1990) TO
                                                           FOR THE YEAR ENDED SEPTEMBER 30,          SEPTEMBER 30,
                                                          1994            1993           1992            1994
REVENUE                                             $    185,409    $    231,144   $    20,039     $    436,592

COST OF GOODS SOLD                                       350,173         155,008        13,425          518,606
                                                    ------------    ------------   -----------     ------------

         Gross profit                                   (164,764)         76,136         6,614          (82,014)
                                                    ------------    ------------   -----------     ------------

OPERATING EXPENSES:
   Research and development                              539,507         397,882       202,387        1,208,006
   Marketing and sales                                   757,810         503,168       111,628        1,386,799
   General and administrative                            712,208         331,251       112,838        1,232,002
                                                    ------------    ------------   -----------     ------------
                                                       2,009,525       1,232,301       426,853        3,826,807
                                                    ------------    ------------   -----------     ------------
         Loss from operations                         (2,174,289)     (1,156,165)     (420,239)      (3,908,821)
                                                    ------------    ------------   -----------     ------------
OTHER INCOME (EXPENSE):
   Interest income                                        13,759          22,657         6,469           50,255
   Interest expense                                            -         (17,187)       (3,883)         (21,070)
                                                    ------------    ------------   -----------     ------------
                                                          13,759           5,470         2,586           29,185
                                                    ------------    ------------   -----------     ------------
         Net loss                                   $ (2,160,530)   $ (1,150,695)   $ (417,653)    $ (3,879,636)
                                                    ============    ============    ==========     ============


   The accompanying notes are an integral part of these financial statements.

                        EXTENSION TECHNOLOGY CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1993
              AND FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 1990)
                             TO SEPTEMBER 30, 1994

                                                                                                             DEFICIT
                                               SERIES A CONVERTIBLE                                        ACCUMULATED     TOTAL
                                                 PREFERRED STOCK           COMMON STOCK      ADDITIONAL    DURING THE      STOCK
                                               NUMBER OF  $.01 PAR    NUMBER OF  $.01 PAR     PAID-IN      DEVELOPMENT    HOLDERS'
                                                SHARES      VALUE      SHARES      VALUE      CAPITAL         STAGE       DEFICIT

SALE OF COMMON STOCK                                  -    $     -     555,000   $  5,550    $   1,800    $         -   $     7,350
 Conversion of promissory note for Series A
  convertible preferred stock                   100,000      1,000           -          -       99,000              -       100,000
 Sale of Series A convertible preferred stock   485,000      4,850           -          -      480,150              -       485,000
  Net loss                                            -          -           -          -            -       (150,758)     (150,758)
                                                -------    --------  ---------   --------    ---------    ------------  -----------

BALANCE, SEPTEMBER 30, 1991                     585,000      5,850     555,000      5,550      580,950       (150,758)      441,592
 Issuance of common stock for services                -          -      29,500        295        2,655              -         2,950
 Net loss                                             -          -           -          -            -       (417,653)     (417,653)
                                                -------    --------  ---------   --------    ---------    -----------   -----------

BALANCE, SEPTEMBER 30, 1992                     585,000      5,850     584,500      5,845      583,605       (568,411)       26,889
 Conversion of debt to common stock                   -          -     660,608      6,606       81,057              -        87,663
 Sale of common stock, net of $48,359 offering        -          -     962,726      9,627       86,423              -        96,050
  expenses
 Exercise of stock options                            -          -     128,250      1,282       11,543              -        12,825
 Sale of common stock                                 -          -      17,850        179        2,499              -         2,678
 Issuance of common stock for services                -          -      12,000        120        1,080              -         1,200
 Net loss                                             -          -           -          -            -     (1,150,695)   (1,150,695)
                                                -------    -------   ---------   --------    ---------    -----------   -----------

BALANCE, SEPTEMBER 30, 1993                     585,000      5,850   2,365,934     23,659      766,207     (1,719,106)     (923,390)
 Issuance of common stock upon exercise of
  warrants                                            -          -     975,675      9,757      185,377              -       195,134
 Exercise of stock options                            -          -       5,575         56          781              -           837
 Issuance of common stock for services                -          -       8,124         81        1,545              -         1,626
 Net loss                                             -          -           -          -            -     (2,160,530)   (2,160,530)
                                                -------    -------   ---------   --------    ---------    -----------   -----------

BALANCE, SEPTEMBER 30, 1994                     585,000    $ 5,850   3,355,308   $ 33,553    $ 953,910    $(3,879,636)  $(2,886,323)
                                                =======    =======   =========   ========    =========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.


                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                           STATEMENTS OF CASH FLOWS
                 FOR THE THREE YEARS ENDED SEPTEMBER 30, 1994
             AND FOR THE PERIOD FROM INCEPTION (NOVEMBER 9, 1990)
                            TO SEPTEMBER 30, 1994

                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                                      (NOVEMBER 9,
                                                                     FOR THE YEAR ENDED                 1990) TO
                                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                           1994            1993            1992          1994
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                            $(2,160,530)    $(1,150,695)     $(417,653)   $(3,879,636)
   Adjustments to reconcile net loss to net cash
   used in operating activities-
      Depreciation and amortization                        143,828          89,144         56,163        314,296
      Loss on disposal of fixed assets                           -               -          5,280          5,280
      Issuance of stock for services                        13,000          13,049          2,950         28,999
      Changes in current assets and liabilities-
        Accounts receivable                                 63,502         (74,550)       (14,529)       (25,577)
        Inventories                                        135,948         (86,162)       (49,786)             -
        Prepaid expenses                                      (906)         (3,964)         2,818         (6,040)
        Accounts payable                                    31,557           9,112              -         44,369
        Accrued expenses                                   138,350          21,332         44,464        214,692
                                                       -----------     -----------      ---------    -----------
              Net cash used in operating
              activities                                (1,635,251)     (1,182,734)      (370,293)    (3,303,617)
                                                       -----------     -----------      ---------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment               (22,414)       (140,047)       (82,420)      (354,087)
   Increase in other assets                                (30,430)        (16,243)        (4,691)       (92,101)
                                                       -----------     -----------      ---------    -----------
              Net cash used in investing
              activities                                   (52,844)       (156,290)       (87,111)      (446,188)
                                                       -----------     -----------      ---------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of Series B redeemable
      preferred stock                                    1,379,085       1,160,476              -      2,539,561
   Proceeds from issuance of common stock                  195,136         138,981              -        341,467
   Exercise of stock options                                   836          12,825              -         13,661
   Proceeds from notes payable                                   -          95,000        895,000        990,000
   Repayment of notes payable                                    -        (362,287)             -       (362,287)
   Proceeds from issuance of convertible                         -               -              -        100,000
   promissory note
   Proceeds from issuance of Series A
      convertible preferred stock                                -               -              -        485,000
                                                        ----------     -----------      ---------    -----------

              Net cash provided by financing
              activities                                 1,575,057       1,044,995        895,000      4,107,402
                                                       -----------     -----------      ---------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH                  (113,038)       (294,029)       437,596        357,597
EQUIVALENTS

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             470,635         764,664        327,068              -
                                                       -----------     -----------      ---------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD               $   357,597     $   470,635      $ 764,664    $   357,597
                                                       ===========     ===========      =========    ===========

  The accompanying notes are an integral part of these financial statements.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994




(1)   THE COMPANY AND GOING CONCERN

      Extension Technology Corporation (the Company) was incorporated on November 9, 1990 to develop and sell products designed to extend local area networks (LANs) to small remote offices. The Company uses digital telephone services as a means for extending LANs for corporate offices to remote offices.

      The Company, since inception, has devoted substantially all effort toward product development, market research and securing financing. No significant revenues have been earned from the Company's products. Accordingly, the accompanying financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development-Stage Enterprises. The ultimate success of the Company is dependent on the development and marketing of its products and its ability to secure adequate financing until the Company is operating profitably. The Company has incurred significant recurring operating losses since inception and has an accumulated deficit of $3,879,636 at September 30, 1994. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and, as such, do not include any adjustments that may result from the outcome of this uncertainty.

      Management has undertaken efforts to sell the Company or raise additional capital. The Company has reached a tentative agreement with another company, under which the other company would issue a specified number of shares of its common stock (valued at approximately $1,150,000) for all assets of the Company, and the assumption of all liabilities. A definitive agreement has not yet been reached and there can be no assurance that this agreement will be executed in its current state or at all.

(2)   SIGNIFICANT ACCOUNTING POLICIES

      (a)    Cash and Cash Equivalents

             The Company considers all highly liquid investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(2)   SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (b)    Inventories

             Inventories are valued at the lower of cost (first-in, first-out method) or market and consist of the following at September 30, 1993:

                                         Raw materials                          $      63,006
                                         Work-in-process                               39,041
                                         Finished goods                                33,901
                                                                                -------------

                                                                                $     135,948
                                                                                =============

             Approximately $200,000 of inventories have been fully reserved at September 30, 1994 as the future realizability of the inventories is uncertain.

      (c)    Depreciation and Amortization

             Property and equipment are stated at cost and are being depreciated using the straight-line method over their estimated useful lives of three to five years.

      (d)    Other Assets

             Other assets consist primarily of patent license costs that have been capitalized and are being amortized on a straight-line basis over their estimated useful life of five years.

      (e)    Research and Development and Software Development Costs

             The Company's policy is to expense all research and development costs with the exception of certain software development costs, which may be eligible for capitalization in accordance with SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. Under this statement, software development costs shall be capitalized at the lower of cost or net realizable value beginning on the establishment of technological feasibility of the related products as defined in the statement. At September 30, 1994, no software costs have been capitalized.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(2)   SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (f)    Revenue Recognition

             Product revenue is recognized upon shipment as the Company has no further obligations. Estimated warranty costs are accrued at the time of shipment for anticipated costs for products under warranty.

      (g)    Net Loss Per Share

             Net loss per share has not been presented as it is not considered to be relevant data.

      (h)    Reclassifications

             Certain prior year information has been reclassified to conform with the current year presentation.

(3)   STOCKHOLDERS' DEFICIT AND REDEEMABLE PREFERRED STOCK

      In fiscal 1993, the Company issued 962,726 shares of both common stock and Series B redeemable preferred stock at $.15 and $1.25 per share, respectively. Under the terms of the stock offering, the Company also converted notes payable and accrued interest into 660,608 shares of common stock and 432,040 shares of Series B redeemable preferred stock and repaid other notes payable in the amount of $362,287. The conversion price was $1.25 per share for the Series B redeemable preferred shares and $.15 per share for the common shares, except for certain noteholders who exercised warrants for the purchase of common stock at $.10 per share.

      In fiscal 1993, the Company also issued 17,850 shares of both common stock and Series B redeemable preferred stock to an officer in exchange for a $24,991 noninterest-bearing note receivable that has been offset against the Series B redeemable preferred stock in the accompanying 1993 balance sheet. The note was paid in full as of September 30, 1994. In fiscal 1994, the Company issued 9,099 shares of Series B redeemable preferred stock and 8,124 shares of common stock for services valued at $13,000.

      The Company also issued 353,154 warrants in fiscal 1993 to purchase 3.36 shares of Series B redeemable preferred stock and three shares of common stock for an aggregate price of $4.80. Warrants to purchase 1,092,756 shares of Series B preferred stock and 975,675 shares of common stock were exercised during fiscal 1994 for aggregate proceeds of $1,561,080. The value of each warrant was determined by the Company to be $4.20 for the shares of the Series B preferred stock and $.60 for the shares of common stock. All remaining warrants expired during fiscal 1994.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(3)   STOCKHOLDERS' DEFICIT AND REDEEMABLE PREFERRED STOCK (Continued)

      The preferred shares have the following characteristics:

      (a)    Series A Convertible Preferred Stock

             Series A convertible preferred stockholders are entitled to receive a dividend or distribution equal to an amount of the dividend or distribution payable with respect to each share of common stock multiplied by the number of common shares which each is convertible into. Such dividends can be declared or paid on common stock only if such dividends are declared or paid on the Series A convertible preferred stock.

             These stockholders have a liquidation preference over the common stockholders such that the Series A convertible preferred stockholders are entitled to $1.00 per share, plus all accrued or declared but unpaid dividends. The aggregate liquidation value of these shares at September 30, 1994 is $585,000.

             Each share of Series A convertible preferred stock shall automatically convert into one share of common stock immediately upon the closing of a public offering under which the proceeds received by the Company are equal to or exceed $10,000,000 and in which the public offering price is equal to or in excess of $4.20. Additionally, all Series A convertible preferred stock may be converted into common shares upon the vote or written consent of holders of at least 66.67% of the then outstanding shares of Series A convertible preferred stock.

             The Series A convertible preferred stockholder is entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares into which such shares of Series A convertible stock can be converted.

      (b)    Series B Redeemable Preferred Stock

             Commencing on the first day after the earlier of (i) the close of a fiscal year in which the Company has earnings before taxes of at least $2,000,000 or (ii) September 30, 1996, these stockholders are entitled to receive four equal quarterly dividends, at an annual rate of $.10 per share, payable in preference to and priority to any other dividends. These dividends will accrue quarterly as of the last day of each December, March, June and September after the commencement date mentioned above and shall be cumulative and in preference and priority to all other stock.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(3)   STOCKHOLDERS' DEFICIT AND REDEEMABLE PREFERRED STOCK (Continued)

      (b)    Series B Redeemable Preferred Stock (Continued)

             These stockholders have a liquidation preference over the common stockholders in that these stockholders are entitled to $1.25 per share plus all accrued or declared but unpaid dividends. The liquidation value of the shares issued at September 30, 1994 is $3,143,088.

             Unless redeemed earlier, the Company shall redeem one third of the outstanding shares on March 5, 1998 and the remaining shares on March 5, 1999. Notwithstanding the foregoing, each share shall automatically be redeemed immediately upon the closing of a public offering under which the proceeds received by the Company are equal to or exceed $10,000,000 and in which the public offering price is equal to or in excess of $4.20.

             These stockholders do not have any additional voting rights other than those granted by the law and the election of one director to the Board of Directors.

             The Series B redeemable preferred stock has been classified separately from common and convertible preferred stockholders' deficit in the accompanying balance sheets due to its mandatory redemption.

(4)   STOCK OPTION PLAN

      The Company's 1991 Stock Option Plan (the Plan), as amended, allows for the granting of incentive and nonstatutory options to purchase up to 1,131,000 shares of common stock. Options for employees generally vest over four years.

      Information regarding the Company's stock option plan is summarized as follows:

                                                                      -------YEAR ENDED SEPTEMBER 30,-------
                                                                       1994           1993           1992
                         Outstanding, beginning of year                  713,280      474,000        300,000
                           Granted                                       529,171      464,280        174,000
                           Canceled                                      138,705       96,750              -
                           Exercised                                       5,575      128,250              -
                                                                      ----------    ---------       --------
                                                                       1,098,171      713,280        474,000
                                                                      ==========    =========       ========
                         Price range, end of year                     $ .10-$.15    $.10-$.15       $    .10
                                                                      ==========    =========       ========
                         Exercisable, end of year                        243,750      224,075         97,250
                                                                         =======    =========       ========

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(5)   INCOME TAXES

      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS 109, the liability method is used in accounting for income taxes. Under this method, deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted marginal rates and laws that are expected to be in effect when the differences reverse.

      At September 30, 1994, the Company had available approximately $3,200,000 of federal net operating loss carryforwards. These net operating losses may be used in future periods to reduce taxable income, if any, and expire through 2009. The Company has provided a full valuation allowance for the future tax benefit of the net operating losses, timing differences related to certain accruals and valuation allowances and tax credits as the future realizability of this asset is uncertain. The use of the net operating loss carryforwards will be subject to annual limitations based on ownership changes of the Company's stock which occurred to date and may occur in the future, as defined by Section 382 of the Internal Revenue Code.

(6)   COMMITMENTS AND CONTINGENCIES

      (a)    Licensing Agreement

             The Company has entered into a software licensing and royalty agreement with an outside party allowing the Company to use certain software technology and product designs. The Company must pay the licensee a royalty based on the actual number of the Company's units produced in which the software technology is incorporated. The Company also entered into a hardware licensing and royalty agreement, with the same company, whereby the Company obtained a license to manufacture and market certain products in return for $10,000 plus a royalty based on manufacturing costs of each licensed product. The hardware license expires in September 1996. Through September 30, 1994, the Company has expensed approximately $39,000 under these license agreements.

                       EXTENSION TECHNOLOGY CORPORATION
                     (A COMPANY IN THE DEVELOPMENT STAGE)

                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1994

                                 (Continued)


(6)   COMMITMENTS AND CONTINGENCIES (Continued)

      (b)    Compensation Agreements

             The Company has compensation arrangements with certain members of management which would require the Company to make payments to these individuals if certain criteria are met. Three individuals have agreements that would require the Company to make aggregate payments of $160,000 if certain financial criteria are met on December 31, 1994, or earlier if the Company enters into a merger or sale agreement. The Company has accrued $140,000 for these bonuses as of September 30, 1994. Another individual has an agreement that would require the Company to make a payment upon the sale of the Company equal to the greater of $75,000 or 5% of the purchase price. This contingent payment has not been reflected in the accompanying financial statements.

(7)   ACCRUED EXPENSES

      Accrued expenses consist of the following:

                                                                                   SEPTEMBER 30,
                                                                                1994           1993
                               Accrued payroll and payroll-related             $160,545       $35,657
                               Accrued professional fees                         40,708        17,333
                               Accrued royalties                                  3,781        18,765
                               Accrued other                                      9,658         4,587
                                                                               --------       -------

                                                                               $214,692       $76,342
                                                                               ========       =======

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

                      PRO FORMA CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1994

                 PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                 AS OF SEPTEMBER 30, 1994 AND MARCH 31, 1994

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

                      PRO FORMA CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 1994

                                 (Unaudited)

The following pro forma condensed balance sheet gives effect to the probable acquisition of certain assets of Extension Technology Corporation (ETC) by Microcom, Inc. (Microcom). This pro forma condensed balance sheet combines the unaudited balance sheet of Microcom and the audited balance sheet of ETC as of September 30, 1994 and assumes that the transaction was accounted for as a purchase. The pro forma data reflect the probable acquisition of certain assets of ETC by Microcom for approximately $1,150,000 in Microcom common stock and the assumption of certain liabilities pursuant to a letter of intent dated November 23, 1994. The pro forma data do not purport to be indicative of the balance sheet that would actually have been reported if the acquisition had been effected at September 30, 1994 or which may be reported in the future.
The pro forma data do not reflect any other adjustments which might be realized from the combination of the entities. This pro forma condensed balance sheet should be read in conjunction with the accompanying notes, the pro forma condensed statements of operations, the respective historical consolidated financial statements and related notes of Microcom and ETC.

                                                            PRO FORMA   PRO FORMA
                                       MICROCOM     ETC    ADJUSTMENTS   COMBINED
                                               (Amounts in thousands)
CURRENT ASSETS:
  Cash and equivalents                 $  2,422   $   358   $     -     $ 2,780
  Accounts receivable, net               14,758        25         -      14,783
  Inventories                            20,628         -         -      20,628
  Other current assets                      908         6         -         914
                                       --------   --------  -------     -------
        Total current assets             38,716       389         -      39,105

PROPERTY AND EQUIPMENT, NET               5,208        81         -       5,289

OTHER ASSETS, NET                         6,743        46     1,288 (c)   8,077
                                       --------   -------   -------     -------

                                       $ 50,667   $   516   $ 1,288     $52,471
                                       ========   =======   =======     =======
CURRENT LIABILITIES:
  Accounts payable                     $  6,779   $    44   $     -     $ 6,823
  Accrued expenses                       12,056       215       395(d)   12,666
  Other current liabilities               2,359         -         -       2,359
                                       --------   -------   -------      ------

        Total current liabilities        21,194       259       395      21,848
                                       --------   -------   -------      ------

LONG-TERM LIABILITIES                       281         -         -         281

REDEEMABLE PREFERRED STOCK                    -     3,143    (3,143)(b)       -

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                              117        34         1 (a)
                                                                (34)(b)     118
  Convertible preferred stock                 -         6        (6)(b)       -
  Capital in excess of par value         58,919       954     1,149 (a)
                                                               (954)(b)  60,068
  Accumulated deficit                   (24,789)   (3,880)    3,880 (b) (24,789)
  Other                                  (5,055)        -         -      (5,055)
                                       --------   -------   -------     -------
  Total stockholders' equity (deficit)   29,192    (2,886)    4,036      30,342
                                       --------   -------   -------     -------
                                       $ 50,667   $   516   $ 1,288     $52,471
                                       ========   =======   =======     =======

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

                  NOTES TO PRO FORMA CONDENSED BALANCE SHEET
                              SEPTEMBER 30, 1994

                                 (Unaudited)



The following pro forma adjustments are required to allocate the purchase price and estimated acquisition costs to the assets acquired from ETC based on their estimated fair values at September 30, 1994. Such allocation will be revised to reflect the determination of the fair value of certain assets of ETC upon the determination of the actual costs of the transaction.

                                                                                                                         AMOUNTS IN
                                                          PRO FORMA ADJUSTMENTS                                           THOUSANDS

                     (a)  Reflects the issuance of Microcom common stock for all assets of ETC                              $1,150

                     (b)  Elimination of ETC common and preferred stock accounts and accumulated deficit                      (257)

                     (c)  Reflects the estimated fair value of acquired technology                                           1,288

                     (d)  Increase in liabilities to reflect estimated transaction costs and additional ETC
                          obligations assumed upon consummation of the acquisition                                             395

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1994

                                 (Unaudited)



The following pro forma condensed statement of operations gives effect to the probable acquisition of certain assets of Extension Technology Corporation
(ETC) by Microcom, Inc. (Microcom). This pro forma condensed statement of operations combines the unaudited statement of operations of Microcom and the unaudited statement of operations of ETC for the six months ended September 30, 1994 and assumes that the transaction was accounted for as a purchase and effective on April 1, 1994. The pro forma data reflect the probable acquisition of certain assets of ETC by Microcom for approximately $1,150,000 in Microcom common stock and the assumption of certain liabilities pursuant to a letter of intent dated November 23, 1994. The pro forma data do not purport to be indicative of the statement of operations that would actually have been reported if the acquisition had been effected at April 1, 1994 or which may be reported in the future. The pro forma data do not reflect any other adjustments which might be realized from the combination of the entities. This pro forma condensed statement of operations should be read in conjunction with the accompanying notes, the pro forma condensed balance sheet, the respective historical consolidated financial statements and related notes of Microcom and ETC.

                                                                                                          PRO FORMA        PRO FORMA
                                                                         MICROCOM            ETC          ADJUSTMENTS       COMBINED
                                                                              (Amounts in thousands, except per share data)
                     NET SALES                                           $44,085           $    54           $  -           $44,139

                     COST OF SALES                                        24,340               259              -            24,599
                                                                         -------           -------           ----           -------

                              Gross margin                                19,745              (205)             -            19,540
                                                                         -------           -------           ----           -------

                     OPERATING EXPENSES:
                       Research and development                            4,876               214(a)          92             5,182
                       Sales and marketing                                 9,371               284              -             9,655
                       General and administrative                          2,294               420              -             2,714
                                                                         -------           -------           ----           -------

                              Total operating expenses                    16,541               918              92           17,551
                                                                         -------           -------            ----          -------

                              Income (loss) from operations                3,204            (1,123)            (92)           1,989

                     OTHER INCOME (EXPENSE)                                 (192)                9               -             (183)

                     PROVISION FOR INCOME TAXES                              451                 -               -              451
                                                                         -------           -------            ----          -------

                     NET INCOME (LOSS)                                   $ 2,561           $(1,114)           $(92)         $ 1,355
                                                                         =======           =======            ====          =======

                     NET INCOME (LOSS) PER SHARE                         $   .22                                            $   .12
                                                                         =======                                            =======


                     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           11,392                                             11,507
                                                                         =======                                            =======

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1994

                                 (Unaudited)


                                                                             AMOUNT IN
                    PRO FORMA ADJUSTMENTS                                    THOUSANDS
(a)  Reflects the amortization of the estimated fair value of the
     acquired technology over its estimated useful life of seven years          $92


                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1994

                                 (Unaudited)



The following pro forma condensed statement of operations gives effect to the probable acquisition of certain assets of Extension Technology Corporation
(ETC) by Microcom, Inc. (Microcom). This pro forma condensed statement of operations combines the audited statement of operations of Microcom and the unaudited statement of operations of ETC for the year ended March 31, 1994 and assumes that the transaction was accounted for as a purchase and effective on April 1, 1993. The pro forma data reflect the probable acquisition of certain assets of ETC by Microcom for approximately $1,150,000 in Microcom common stock and the assumption of certain liabilities pursuant to a letter of intent dated November 23, 1994. The pro forma data do not purport to be indicative of the statement of operations that would actually have been reported if the acquisition had been effected at April 1, 1993 or which may be reported in the future. The pro forma data do not reflect any other adjustments which might be realized from the combination of the entities. The pro forma data do not reflect any This pro forma condensed statement of operations should be read in conjunction with the accompanying notes, the pro forma condensed balance sheet, the respective historical consolidated financial statements and related notes of Microcom and ETC.

                                                                                                         PRO FORMA         PRO FORMA
                                                                       MICROCOM            ETC          ADJUSTMENTS        COMBINED
                                                                              (Amounts in thousands, except per share data)

                     NET SALES                                           $56,464         $   289           $   -           $ 56,753
                     COST OF SALES                                        29,072             204               -             29,276
                                                                        --------         -------           ------          --------
                              Gross margin                                27,392              85               -             27,477
                                                                        --------         -------           ------          ---------

                     OPERATING EXPENSES:
                       Research and development                            8,959             592             184(a)           9,735
                       Sales and marketing                                15,608             848               -             16,456
                       General and administrative                          5,366             485               -              5,851
                       Restructuring and other costs                       7,875               -               -              7,875
                                                                        --------         -------           ------          ---------

                              Total operating expenses                    37,808           1,925             184             39,917
                                                                        --------         -------           ------          ---------

                              Loss from operations                       (10,416)         (1,840)           (184)           (12,440)

                     OTHER INCOME (EXPENSE)                                 (336)              2               -               (334)

                     PROVISION FOR INCOME TAXES                              161               -               -                161
                                                                        --------         --------          ------          ---------

                     NET LOSS                                           $(10,913)        $(1,838)          $(184)          $(12,935)
                                                                        =========        ========          ======          =========

                     NET LOSS PER SHARE                                 $  (1.09)                                          $  (1.27)
                                                                        =========                                          =========
                     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           10,041                                             10,156
                                                                        =========                                          =========

                                MICROCOM, INC.
                       EXTENSION TECHNOLOGY CORPORATION

             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1994

                                 (Unaudited)



                                                                                                                           AMOUNT IN
                                                          PRO FORMA ADJUSTMENTS                                            THOUSANDS

                     (a)  Reflects the amortization of the estimated fair value of the acquired technology over its
                          estimated useful life of seven years                                                               $184